SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report April 22, 1998
                        (Date of earliest event reported)

                        HOSPITAL STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                    1-11131              59-2150637
(State or other jurisdiction     (Commission          (I.R.S. Employer
     of incorporation)           File Number)       Identification Number)

                      6245 North Federal Highway, Suite 500
                       Fort Lauderdale, Florida 33308-1900
                    (Address of principal executive offices)

                                 (954) 771-0500
               Registrant's telephone number, including area code











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                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                    FORM 8-K
              ITEM 4. Changes in Registrant's Certifying Accountant


On April 2, 1998 the client-auditor relationship between Hospital Staffing Services, Inc. ("Company") and Arthur Andersen, LLP ceased. It was a decision made by the Company's' prior management. The Company considers this to be an urgent matter and wants to ratify the actions of prior management. A formal resolution or ratification of prior management's actions will be obtained and filed promptly.

As was previously reported the Company filed for protection under Chapter 11 of the Federal Bankruptcy Code and as such engagement of another accounting firm requires approval from the Court. The Company has been engaged in discussions with Ernst & Young, LLP and a proposal has been put before the Court; however, the required approval was not obtained as of Friday, April 10, 1998. On-going discussions continue with Ernst & Young, LLP to overcome the obstacles presented by the Court.

During the period, subsequent to the non-acceptance of the Ernst & Young, LLP proposal, the Company has continued to contact, hold discussions and negotiate acceptable fee arrangements with a series of accounting firms including Ernst & Young, LLP. Upon selection and approval of fee arrangements by the Courts, an announcement of the Company's external accounting firm will be issued immediately. It is the Company's intention to complete this process with all prudent haste.








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                                   SIGNATURES
                                 April 22, 1998


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


HOSPITAL STAFFING SERVICES, INC.


By:  /s/Steve Martin                       Steve Martin, Chief Financial Officer
                                           (principal financial officer)
                                           Date: April 22, 1998